UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Helix BioMedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 10, 2008

Dear Stockholder:

The board of directors and management of Helix BioMedix, Inc. cordially invite you to attend the Annual Meeting of Stockholders of Helix BioMedix, Inc., which will be held on May 15, 2008 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101.

The enclosed notice of the annual meeting and proxy statement describe the matters to be acted upon by Helix BioMedix stockholders. In addition, the proxy statement contains information about the role and responsibilities of the board of directors and its committees.

Your vote is very important. Therefore, whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy, in the return-addressed envelope provided, to Computershare Investor Services, P.O. Box 43102, Providence, RI 02940. If you attend the meeting and wish to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

R. STEPHEN BEATTY President and Chief Executive Officer

HELIX BIOMEDIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2008

8:00 A.M. Local Time

Notice is hereby given that the Annual Meeting of Stockholders of Helix BioMedix, Inc., a Delaware corporation, will be held on May 15, 2008 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101 for the following purposes:

1. To elect four Class II directors, to serve until the 2011 annual meeting of stockholders or until such directors’ successors are elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3. To transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 19, 2008 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting in person. For ten days prior to and throughout the annual meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the offices of Helix BioMedix, Inc. at the address set forth below.

By Order of the Board of Directors,

R. STEPHEN BEATTY President and Chief Executive Officer

Helix BioMedix, Inc.

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

April 10, 2008

IMPORTANT:    Please fill in, date, sign and return the enclosed proxy in the return-addressed envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy. Return proxies to Computershare Investor Services, P.O. Box 43102, Providence, RI 02940.

HELIX BIOMEDIX, INC.

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors of Helix BioMedix, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 15, 2008 at 8:00 A.M. local time, and at any adjournment or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials were first mailed on or about April 10, 2008 to stockholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on March 19, 2008 (the “record date”) are entitled to notice of and to vote at the annual meeting. Our only outstanding securities entitled to vote at the annual meeting are shares of common stock, par value $0.001 per share. As of the record date, 25,653,512 shares of common stock were issued and outstanding.

Solicitation and Revocability of Proxies

Proxies may be solicited by our officers, directors and regular supervisory employees, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by us.

Any stockholder granting a proxy has the power to revoke or change it at any time before it is exercised. A proxy may be revoked either by (i) filing with our Secretary prior to the annual meeting, at our principal offices, either a written revocation or duly executed proxy bearing a later date or (ii) attending the annual meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the annual meeting will not revoke a stockholder’s proxy unless the stockholder votes in person.

Quorum and Voting

At the annual meeting, the inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. Under Delaware law and our bylaws, a quorum, consisting of a majority of the outstanding shares entitled to vote, must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Abstentions and broker non-votes will be included for the purpose of determining the presence of a quorum at the annual meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote the shares, does not exercise that discretion.

The holders of our common stock are entitled to one vote per share on all matters on which they are entitled to vote.

The nominees for election to the board of directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the board of directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee and thus will have no effect on the outcome. Stockholders are not entitled to cumulate votes in the election of directors. Approval of the proposal to ratify the appointment of our independent registered public accounting firm requires the vote of a majority of the votes cast with respect to such matter and abstentions and broker non-votes will have no effect on the outcome.

All shares entitled to vote and represented by properly submitted, unrevoked proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the board of directors. If any other matters are properly presented for consideration at the annual meeting, including, for example, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any matters other than the election of directors and the ratification of our independent registered public accounting firm will be presented at the annual meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid by us during the year ended December 31, 2007 to (i) our chief executive officer, (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2007 and whose total compensation for 2007 exceeded $100,000 in the aggregate and (iii) Lori Bush, our former Chief Operating Officer, for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that she was not serving as an executive officer at the end of 2007 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
R. Stephen Beatty	2007	340,000	—	—	—	—	—	6,750	346,750
President and CEO	2006	367,500	—	—	125,420	—	—	6,600	499,520

Timothy J. Falla	2007	240,000	—	—	—	—	—	6,750	246,750
Chief Scientific Officer	2006	252,500	—	—	69,678	—	—	6,600	328,778

David H. Kirske	2007	180,000	—	—	52,616	—	—	5,400	238,016
Vice President and Chief Financial Officer	2006	195,000	—	—	98,324	—	—	5,850	299,174

Lori H. Bush	2007	197,356	—	—	49,282	—	—	5,921	252,559
Chief Operating Officer

(1)	The amounts in column (c) with respect to 2006 include salary increases approved by the compensation committee in August 2005 in connection with its mid-year executive compensation review process. These increases were contingent on consummation of certain pending financing activities, which were concluded in March 2006. The increases were effected retroactive to July 1, 2005. The amounts paid in 2006 in satisfaction of the increases with respect to the period from July 1, 2005 to December 31, 2005 were as follows: Mr. Beatty, $27,500; Dr. Falla, $12,500; and Mr. Kirske, $15,000. On November 15, 2007, the board of directors, upon recommendation of the compensation committee, approved salary increases for each of Mr. Beatty, Mr. Falla and Mr. Kirske to the following adjusted base salaries: Mr. Beatty, $375,000; Mr. Falla, $265,000; and Mr. Kirske, $195,000. The aforementioned salary increases are contingent on the consummation by our company of a $10.0 million financing in 2008, and shall be effective retroactive to January 1, 2008. As of the mailing date of this proxy statement, such financing contingency had not yet been met.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, of awards pursuant to the Helix BioMedix, Inc. 2000 Stock Option Plan and thus include amounts from awards granted prior to 2007. Assumptions used in the calculation of these amounts are included in Note 1 (Description of the Business and Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended December 31, 2007, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2008. No option awards were made to any named executive officer in 2006 or 2007; provided, however, that Ms. Bush, who was not a named executive officer with respect to 2006, was granted an option to purchase 250,000 shares of our common stock in 2006, which option has since terminated without exercise in connection with the termination of Ms. Bush’s employment with us. Additionally, in May 2006 we granted a warrant to purchase up to 25,000 shares of our common stock at $1.20 per share to The Gremlin Group, Inc., of which Ms. Bush is the sole owner, in connection with consulting services provided to us by The Gremlin Group. This warrant ceased to vest upon Ms. Bush’s appointment as our Chief Operating Officer in 2006, and a total of 6,250 shares were vested and exercisable at December 31, 2007. This warrant expires on May 18, 2011.

(3)	The amounts in column (i) consist of company contributions under our 401(k) plan.

Executive Employment Agreements and Termination of Employment Arrangements

We entered into an employment agreement with R. Stephen Beatty as our President and Chief Executive Officer effective as of July 1, 2003, which has subsequently been amended. Pursuant to the agreement as amended, Mr. Beatty receives an annual base salary in the amount of $340,000 and was granted an option to purchase up to 324,000 shares of our common stock at $1.00 per share, which option was fully vested as of July 1, 2006 and expired on June 30, 2013. Pursuant to the agreement, Mr. Beatty was also issued a warrant to purchase up to 60,000 shares of our common stock at $0.25 per share, which he has since exercised in full. Upon termination of the employment relationship by us without cause or by Mr. Beatty with good reason (each as defined in the employment agreement), we are obligated to pay to Mr. Beatty any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of the employment relationship, and monthly severance payments equivalent to six months’ base salary. If Mr. Beatty obtains other employment during the period when he is entitled to receive severance payments, the monthly payments shall be reduced by 50% of the monthly compensation received from such other employment.

We entered into an employment agreement with Timothy J. Falla, Ph.D., our Chief Scientific Officer, effective as of July 1, 2003, which has subsequently been amended. Pursuant to the agreement as amended, Dr. Falla receives an annual base salary in the amount of $240,000 and was granted an option to purchase 180,000 shares of our common stock at $1.00 per share, which option was fully vested as of July 1, 2006 and expires on June 30, 2013. Pursuant to the agreement, Dr. Falla was also issued a warrant to purchase up to 50,000 shares of our common stock at $0.25 per share. This warrant is exercisable so long as Dr. Falla is an employee of the Company and expires on July 1, 2013. Upon termination of the employment relationship by us without cause or by Dr. Falla for good reason (each as defined in the employment agreement), we are obligated to pay to Dr. Falla any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and monthly severance payments equivalent to six months’ base salary. If Dr. Falla obtains other employment during the period when he is entitled to receive severance payments, the monthly payments shall be reduced by 50% of the monthly compensation received from such other employment.

We entered into an employment letter agreement with David H. Kirske, our Vice President and Chief Financial Officer, effective as of July 1, 2004, which has subsequently been amended. Pursuant to the agreement as amended, Mr. Kirske receives an annual base salary in the amount of $180,000 and was granted an option to purchase up to 180,000 shares of our common stock at $1.80 per share, which option was fully vested as of December 31, 2007 and expires on August 12, 2014. Upon termination of the employment relationship by us without cause or by Mr. Kirske for good reason (each as defined in the employment letter agreement), we are obligated to pay to Mr. Kirske any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and monthly severance payments equivalent to six months’ base salary. If Mr. Kirske obtains other employment during the period when he is entitled to receive severance payments, the monthly payments shall be reduced by 50% of the monthly compensation received from such other employment.

We entered into an employment letter agreement with Lori H. Bush, our former Chief Operating Officer, effective as of October 1, 2006. Pursuant to the agreement, Ms. Bush received an annual base salary in the amount of $250,000 and was granted an option to purchase up to 250,000 shares of our common stock at $0.75 per share. This option expired, without any exercise thereunder, in connection with Ms. Bush’s resignation of her employment with us effective October 5, 2007. Ms. Bush was eligible to receive options to purchase up to an additional 250,000 shares of our common stock upon the achievement by the company of certain milestones, but no such additional options were earned or granted. Upon termination of the employment relationship by us without cause or by Ms. Bush for good reason (each as defined in the employment letter agreement), we were obligated to pay Ms. Bush a severance benefit equal to six months of her then-current base monthly salary. However, no amount of severance was paid or payable in connection with Ms. Bush’s resignation.

We entered into an employment letter agreement with Robin L. Carmichael, our Vice President of Marketing and Business Development, effective as of October 31, 2007. Pursuant to the agreement, Ms. Carmichael receives an annual base salary in the amount of $200,000 and was granted an option to purchase 150,000 shares of our common stock at $0.50 per share, which option vests at the rate of 33.33% after one year and 2.78% per month thereafter and expires on November 15, 2017. Ms. Carmichael is also eligible, pursuant to this agreement, to receive an option to purchase up to an additional 100,000 shares of our common stock upon our achievement of certain revenue targets in 2008. Upon termination of the employment relationship by us without cause or by Ms. Carmichael for good reason (each as defined in the employment letter agreement), we are obligated to pay to Ms. Carmichael any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and monthly severance payments equivalent to six months’ base salary. If Ms. Carmichael obtains other employment during the period when she is entitled to receive severance payments, the monthly payments shall be reduced by 50% of the monthly compensation received from such other employment.

401(k) Plan

Effective June 30, 2005, we implemented a 401(k) defined contribution plan, which includes a matching contribution from us. Matching contributions totaled $36,042 for 2007 and $33,790 for 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding stock option awards held by the named executive officers as of December 31, 2007. We have not granted any stock awards to our named executive officers, nor have we granted any option awards under an “incentive plan” to our named executive officers, as that term is defined under Regulation S-K 402(m)(5)(iii).

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)		(c)		(d)	(e)	(f)
R. Stephen Beatty	324,000		—		—	$1.00	6/30/2013
	100,000		—		—	$1.00	8/1/2012
	180,000		—		—	$1.50	7/1/2011
	20,000		—		—	$0.70	6/30/2011
	20,000		—		—	$0.70	3/31/2011
	80,000		—		—	$0.70	12/14/2009

Timothy J. Falla	180,000		—		—	$1.00	6/30/2013
	100,000		—		—	$1.00	8/01/2012
	100,000		—		—	$1.50	6/15/2011
	50,000	(1)				$0.25	7/1/2013

David H. Kirske	38,889		11,111	(2)	—	$1.50	8/11/2015
	180,000		—		—	$1.80	8/12/2014

Lori H. Bush	83,334	(3)	—		—	$0.75	1/3/2008
	6,250	(4)	—		—	$1.20	5/18/2011

(1)	This award is a warrant to purchase shares of our common stock granted to Dr. Falla in connection with his employment agreement, as described above in the section titled “Executive Employment Agreements and Termination of Employment Arrangements.”

(2)	The shares underlying this unvested option vest as follows: 1,389 shares vest monthly through August 11, 2008.

(3)	Represents the vested portion of an option to purchase 250,000 shares of our common stock granted upon Ms. Bush’s engagement as our Chief Operating Officer. The original expiration date of this option was December 21, 2016. The option terminated as to the 166,666 unvested shares upon Ms. Bush’s resignation of her employment with us on October 5, 2007 and as to the 83,334 vested shares on January 3, 2008. No portion of this option was exercised.

(4)	Represents a warrant held by The Gremlin Group, Inc., of which Ms. Bush is the sole owner. This warrant was granted in May 2006 for the purchase of up to 25,000 shares of our common stock in connection with consulting services provided to us by The Gremlin Group before Ms. Bush became an employee of the company. This warrant ceased to vest upon Ms. Bush’s appointment as our Chief Operating Officer in 2006, and a total of 6,250 shares were vested and exercisable at December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of March 19, 2008 by:

•	each stockholder known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and,

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Shares subject to options, warrants and securities convertible into common stock that are exercisable as of March 19, 2008 or within 60 days thereof are deemed outstanding for the purposes of computing the number of shares beneficially owned and the percentage ownership of the person holding such options, warrants or convertible securities but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. This table is based in part on information supplied to us by our officers, directors and principal stockholders. As of March 19, 2008, there were 25,653,512 shares of common stock outstanding.

Unless otherwise noted, the address of each beneficial owner is: c/o Helix BioMedix, Inc., 22118 20th Avenue S.E., Suite 204, Bothell, Washington 98021.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Frank T. Nickell(1)	6,751,535	26.1%
R. Stephen Beatty(2)	848,987	3.2%
Timothy J. Falla, Ph.D.(3)	430,000	1.6%
David H. Kirske(4)	225,833	*
Lori H. Bush(5)	6,250	*
Randall L-W. Caudill, D. Phil.(6)	393,750	1.5%
John F. Clifford(7)	28,750	*
Richard M. Cohen(8)	43,750	*
John C. Fiddes, Ph.D.(9)	75,000	*
Jeffrey A. Miller, Ph.D.(10)	353,737	1.4%
David M. O’Connor(11)	43,750	*
Barry L. Seidman(12)	1,198,333	4.6%
Daniel O. Wilds(13)	88,750	*
Directors and officers as a group (12 persons)(14)	3,730,640	13.3%

*	Indicates beneficial ownership is less than 1% of the class.

(1)	Mr. Nickell’s address is 320 Park Avenue, 24th Floor, New York, NY 10022. Includes 4,250,000 shares of common stock held by RBFSC, Inc., of which Mr. Nickell is president and a director, and 225,000 shares of common stock issuable pursuant to warrants held by RBFSC, Inc.

(2)	Includes 724,000 shares of common stock issuable pursuant to options held by Mr. Beatty.

(3)	Includes 380,000 shares of common stock issuable pursuant to options and 50,000 shares of common stock issuable pursuant to a warrant held by Dr. Falla.

(4)	Includes 225,833 shares of common stock issuable pursuant to options held by Mr. Kirske.

(5)	Includes 6,250 shares of common stock issuable pursuant to a warrant held by The Gremlin Group, Inc., a corporation owned by Lori H. Bush. Ms. Bush resigned from her employment with us on October 5, 2007.

(6)	Includes 30,000 shares of common stock issuable pursuant to warrants held by Dr. Caudill; 63,750 shares of common stock issuable pursuant to options held by Dr. Caudill; 250,000 shares of common stock issuable pursuant to warrants held by Dunsford Hill Capital Partners, Inc., a California corporation of which Dr. Caudill is the sole owner; and 50,000 shares of common stock issuable pursuant to a warrant held by Dr. Caudill’s spouse, of which Dr. Caudill disclaims beneficial ownership.

(7)	Includes 28,750 shares of common stock issuable pursuant to options held by Mr. Clifford.

(8)	Includes 43,750 shares of common stock issuable pursuant to options held by Mr. Cohen.

(9)	Includes 15,000 shares of common stock issuable pursuant to warrants and 60,000 shares of common stock issuable pursuant to options held by Dr. Fiddes.

(10)	Includes 63,750 shares of common stock issuable pursuant to options and 45,000 shares of common stock issuable pursuant to warrants held by Dr. Miller; also includes 100,000 shares of common stock issuable pursuant to warrants held by Katz-Miller, LLC, an Illinois limited liability company of which Dr. Miller is a controlling member and 50% owner.

(11)	Includes 43,750 shares of common stock issuable pursuant to options held by Mr. O’Connor.

(12)	Includes 50,000 shares of common stock issuable pursuant to warrants held by ABC Investment Group, of which Mr. Seidman is the managing director; also includes 58,750 shares of common stock issuable pursuant to options and 47,500 shares of common stock issuable pursuant to warrants held by Mr. Seidman.

(13)	Includes 15,000 shares of common stock issuable pursuant to warrants and 63,750 shares of common stock issuable pursuant to options held by Mr. Wilds.

(14)	See footnotes (2), (3), (4) and (6) through (13) above. Includes R. Stephen Beatty, Timothy J. Falla, Robin L. Carmichael, David H. Kirske, Randall L-W. Caudill, John F. Clifford, Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, David M. O'Connor, Barry L. Seidman and Daniel O. Wilds.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Statement of Policy With Respect to Related Person Transactions

In March 2007, the board of directors adopted a written policy regarding related person transactions. This policy applies to senior officers, directors, 5% stockholders, their immediate family members and entities controlled or owned by them. Under the terms of the policy, any transaction with a related person (other than transactions available to all employees generally or transactions involving less than $25,000) must be approved by the audit committee or, if the transaction involves compensation, by the compensation committee. The policy also applies to corporate opportunities and requires disclosure of related person transactions in applicable public filings.

RBFSC Transactions

In March 2006, we issued to RBFSC, Inc. 1,500,000 shares of our common stock at a purchase price of $1.00 per share and warrants to purchase up to 150,000 shares of common stock, which warrants have a 5-year term and a per share exercise price of $1.00, and in March 2007, we issued to RBFSC, Inc. 2,000,000 shares of our common stock at a purchase price of $0.75 per share.

In February 2008, we issued to RBFSC, Inc. a convertible promissory note in the principal amount of $3.0 million with an interest rate of 8% per annum. All unpaid principal balance and accrued interest are due on the earlier of February 14, 2010, or upon an event of default under the note, including in the event that we file for bankruptcy. In the event that we close an equity financing on or before June 29, 2008, in which we sell shares of our equity securities for an aggregate amount of at least $5.0 million, the unpaid balance of the note and related accrued interest will automatically convert into the equity securities issued in the equity financing, at the price of such equity securities issued in the equity financing. In the event we do not consummate an equity financing on or before June 29, 2008, the unpaid balance of the note and related accrued interest may be converted, at the option of the holder, into shares of our common stock at a price equal to 80% of the average per share closing price of our common stock during the preceding 90-day period, and we shall issue to RBFSC a warrant to purchase that number of shares of our common stock equal to 20% of the principal amount of the note divided by the per share closing sale price of our common stock on the date of issuance. The president and director of RBFSC, Inc. is Frank T. Nickell, who beneficially owned approximately 26.1% of our outstanding common stock as of March 19, 2008.

DermaVentures Transactions

Effective as of April 18, 2007, we entered into a license agreement with DermaVentures, LLC, an Illinois limited liability company in which we own a 25% membership interest pursuant to the DermaVentures operating agreement. Pursuant to this license agreement, we granted to DermaVentures a non-exclusive license under certain patents and related technology to formulate certain of our proprietary peptides into cosmetics and over-the-counter personal care products and to market and sell those products in North and Central America. The initial term of the license agreement is five years. In consideration for the license, DermaVentures agreed to pay us royalties on its sales of products containing our proprietary peptides, as set forth in the license agreement.

In addition, effective as of April 18, 2007, we entered into a management services agreement with DermaVentures and RMS Group, LLC, a member and the sole manager of DermaVentures. Pursuant to this management services agreement, we agreed to provide certain management services to DermaVentures in exchange for a management fee of $400,000, payable as a cash flow distribution to us in connection with our ownership interest in DermaVentures, after $1,200,000 in cash flow is distributed to RMS Group. We may terminate the management services agreement upon 30 days prior written notice to the other parties, at which time our membership interest in DermaVentures shall be reduced to 10%; provided, however, that during the first year after the effective date, we may only terminate the management services agreement for cause. Either DermaVentures or RMS Group may terminate the management services agreement at any time with or without cause upon 30 days prior written notice to us, at which time our membership interest in DermaVentures shall be reduced to 10% unless we agree to bear the costs for any necessary replacement management services thereafter.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders. Directors hold office until the end of their terms or until their successors have been duly elected and qualified. Four Class II directors will be elected at the annual meeting to hold office until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified.

Our board of directors has nominated John C. Fiddes, Jeffrey A. Miller, David M. O'Connor and Daniel O. Wilds for election as Class II members of the board of directors.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of John C. Fiddes, Jeffrey A. Miller, David M. O'Connor and Daniel O. Wilds to the board of directors. Each of Dr. Fiddes, Dr. Miller, Mr. O'Connor and Mr. Wilds has consented to serve as members of our board of directors if elected. If, at the time of the annual meeting, Dr. Fiddes, Dr. Miller, Mr. O'Connor or Mr. Wilds is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate or candidates designated by the board of directors. The board of directors has no reason to believe that Dr. Fiddes, Dr. Miller, Mr. O'Connor or Mr. Wilds will be unable or will decline to serve as a director.

Our board of directors unanimously recommends that you vote FOR the election of John C. Fiddes, Jeffrey A. Miller, David M. O'Connor and Daniel O. Wilds for election as Class II members of our board of directors.

The names of our current directors and the nominees and certain information about them are set forth below.

Name	Age	Director Since	Directorship Term/Class*	Committee Memberships
R. Stephen Beatty	58	1999	2009/III	None

Randall L-W. Caudill, D. Phil.	61	2001	2010/I	Audit Committee; Finance Committee (Chairman); Governance Committee

John F. Clifford	65	2007	2009/III	Finance Committee; Marketing Committee

Richard M. Cohen	57	2005	2010/I	Audit Committee (Chairman); Compensation Committee

John C. Fiddes, Ph.D.	56	2003	2008/II	Compensation Committee; Governance Committee

Jeffrey A. Miller, Ph.D.	59	2000	2008/II	Compensation Committee (Chairman); Finance Committee; Governance Committee (Chairman)

David M. O’Connor	72	2006	2008/II	Marketing Committee (Chairman)

Barry L. Seidman	62	2004	2010/I	Compensation Committee

Daniel O. Wilds	59	2003	2008/II	Audit Committee; Compensation Committee; Finance Committee

*	Terms expire as of the date of our annual stockholder meeting in the year indicated.

R. Stephen Beatty has served as our President and Chief Executive Officer and as a member of our board of directors since May 1999. Prior to joining us, Mr. Beatty established and operated Beatty Finance, Inc., a private financial services company. Mr. Beatty is currently President and a director of Beatty Finance but does not have day-to-day responsibilities in those capacities. Mr. Beatty holds a B.S. in Mathematics from the University of South Alabama and an M.B.A. from the University of New Orleans.

Randall L-W. Caudill, D. Phil., has served as a member of our board of directors since December 2001. Dr. Caudill is the founder and president of Dunsford Hill Capital Partners, Inc., a financial consulting firm serving early-stage health care and technology companies. Dr. Caudill currently serves on the boards of directors of VaxGen Inc., a publicly traded biopharmaceutical company focused on the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease; SCOLR Pharma, Inc., a publicly traded biopharmaceutical company focusing on the controlled release of pharmaceuticals and nonprescription supplements; and Ramgen Power Systems, Inc., a company committed to the development of high performance compressor and expander products and components based upon advanced supersonic technology principles and practices, as well as a number of not-for-profit entities. He received a master’s degree in public and private management from Yale University and a doctoral degree of philosophy from Oxford University, where he was a Rhodes Scholar.

John F. Clifford has served as a member of our board of directors since August 2007. Mr. Clifford is a consultant in the aesthetic and dermatology markets. He was Executive Vice President of Dermatology for PhotoMedex, Inc. from May 2005 until June 2006 following its acquisition of ProCyte Corporation. He was President, Chief Executive Officer and Chairman of ProCyte Corporation from 1996 until May 2005. Before joining ProCyte Corporation, Mr. Clifford was the President of Orthofix, Inc. U.S., which acquired American Medical Electronics, Inc., where he was Chief Executive Officer. From 1989 to 1994, he was employed by Davis and Geck, Inc. as Division Vice President. From 1964 to 1989, Mr. Clifford held various sales and marketing positions at Ethicon Inc. and Iolab Corporation, both Johnson & Johnson companies. Mr. Clifford holds a B.S. in Economics from Villanova University and an M.B.A. in Finance from Drexel University.

Richard M. Cohen has served as a member of our board of directors since December 2005. Since 1996, Mr. Cohen has been the President of Richard M. Cohen Consultants, a financial services consulting company that assists public and private companies with their corporate finance and corporate governance needs. In addition, since 2003 Mr. Cohen has served as a director of Dune Energy, Inc., a publicly traded oil and gas exploration and production company for which he served as Chief Financial Officer from November 2003 to April 2005. Currently, Mr. Cohen is the Chief Financial Officer of Baseline Oil and Gas Corp., a publicly traded company with interests in oil and gas investments. Mr. Cohen is a Certified Public Accountant (New York State). He received a B.S. from the University of Pennsylvania (Wharton) and an M.B.A. from Stanford University.

John C. Fiddes, Ph.D has served as a member of our board of directors since March 2003. Since January 2005, Dr. Fiddes has served as a consultant to a number of biotechnology companies. Prior to that, Dr. Fiddes was the Vice President of Research, Health Care, for Genencor International, Inc., a diversified biotechnology company that develops products and services for the bioproducts and health care markets, from June 2003 to December 2005. Dr. Fiddes served as the Chief Executive Officer of Tao Biosciences, LLC from March 2002 to December 2002. From 1994 until September 2001, Dr. Fiddes held executive positions at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company developing antibacterial and antifungal products for the treatment and prevention of serious infectious diseases, serving as Vice President of Research and Development and subsequently Chief Technical Officer and Vice President of Preclinical Research. Dr. Fiddes holds a B.S. in Molecular Biology from the University of Edinburgh and a Ph.D in Molecular Biology from King’s College at Cambridge University. He did postdoctoral research as a Research Fellow at the University of California, San Francisco.

Jeffrey A. Miller, Ph.D has served as a member of our board of directors since December 1999. He is the Chief Executive Officer of Capital Market Research and New Arc Investments, Inc. Dr. Miller has advised venture capital investors for the last six years. He is a principal in Katz-Miller Ventures, LLC, which provided financial consulting services to us in the past. Dr. Miller holds a B.A. in Political Science from Bowling Green State University and a Ph.D in Political Science from the University of Michigan.

David M. O’Connor has served as a member of our board of directors since March 2006. Since 1998, Mr. O’Connor has been a consultant with Westfield Consultants Group, an independent business consulting firm. From 1992 to 1998, Mr. O’Connor was the President and a member of the board of directors of Merle Norman Cosmetics International, and prior to that he served as an executive officer of InterCare Medical Group & Emergency Department Physicians Medical Group, Visage Beauté Cosmetics, and Merle Norman Cosmetics, Inc.

In addition, Mr. O’Connor served as the Chairman of the board of directors of the Robert F. Kennedy Medical Center and as President and a member of the board of directors of the Beauty Industry West Trade Association. Mr. O’Connor holds a B.S. from the University of Oregon and an M.H.A. from the University of Southern California.

Barry L. Seidman has served as a member of our board of directors since November 2004. Mr. Seidman has served as Chairman of the Board of Pax Holding Corporation, a full-service options, stock and futures clearing firm, since May 2001. For the preceding ten years, Mr. Seidman was an independent consultant in the securities industry. In prior years, Mr. Seidman was President and Chief Operating Officer of First Options of Chicago and a Partner of Spear Leeds and Kellogg. He also served in various positions at The Options Clearing Corporation, culminating as First Vice President of National Operations. In the past he has served on the Board of Governors of the Philadelphia Stock Exchange and on the board of directors of The Options Clearing Corporation. Mr. Seidman is a graduate of St. John’s University with a B.S. in accounting.

Daniel O. Wilds has served as a member of our board of directors since December 2002. Mr. Wilds currently serves as President, Chief Executive Officer and a director of SCOLR Pharma, Inc., a publicly traded biopharmaceutical company focusing on the controlled release of pharmaceuticals and nonprescription supplements. From 1998 until 2003 he served as President of Northwest Biotherapeutics, Inc., a company focused on discovering, developing and commercializing immunotherapy products that generate and enhance immune system responses to treat cancer. Mr. Wilds was President and Chief Executive Officer of Shiloov Biotechnologies (USA), Inc. from July 1997 to January 1998. Mr. Wilds holds a B.A. in Public Administration from California State University, Los Angeles and an M.B.A. from Northwestern University.

Information on Committees of the Board of Directors and Meetings

The board of directors has determined that, after consideration of all relevant factors, each of Randall L-W. Caudill, John F. Clifford, Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, David O’Connor, Barry L. Seidman and Daniel O. Wilds, constituting a majority of our board of directors, and Weston Anson, who resigned from our board of directors in May 2007, qualify as “independent” directors as defined under applicable rules of The NASDAQ Stock Market LLC, and that such directors do not have any relationship with us that would interfere with the exercise of their independent business judgment.

During fiscal year 2007, there were eight meetings of the board of directors. All directors are expected to attend each meeting of the board of directors and the committees on which he serves. No director attended fewer than 75% of the aggregate number of meetings of the board of directors and committees thereof upon which the director served during the period for which he was a director or committee member during 2007. Our independent directors regularly meet in executive sessions.

Audit Committee

The audit committee has been appointed by the board of directors to oversee our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Among other responsibilities, the audit committee pre-approves all auditing and permissible non-auditing services of our independent registered public accounting firm; reviews the audited financial statements with management; obtains, reviews and discusses reports from our independent registered public accounting firm; reviews major proposed changes to our accounting and auditing policies suggested by our independent registered public accounting firm; assesses the independence of our independent registered public accounting firm; reviews and discusses with management and our independent registered public accounting firm the adequacy of our internal controls, internal audit procedures and disclosure controls and procedures; reviews and approves any related-party transactions as requested by the board of directors; and reviews the audit committee charter and its performance under the charter. A current copy of the audit committee charter is posted on our website at www.helixbiomedix.com in the Corporate Governance section.

The audit committee of our board of directors currently comprises Randall L-W. Caudill, Richard M. Cohen and Daniel O. Wilds. The board of directors has determined that, after consideration of all relevant factors, each member of the audit committee qualifies as an “independent” director under applicable Nasdaq and SEC rules. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheets, statements of operations and statements of cash flow. Further, no member of the audit committee has participated in the preparation of our financial statements at any time during the past three years. The board of directors has designated Mr. Cohen as the “audit committee financial expert” as defined under applicable SEC rules. Mr. Cohen possesses the requisite “financial sophistication” required under applicable Nasdaq rules. The audit committee held six meetings during 2007.

Compensation Committee

As described below, the compensation committee evaluates the compensation of our executive officers to ensure that they are compensated effectively and in a manner consistent with our stated compensation policies, internal equity considerations and competitive practices. The compensation committee also evaluates and makes recommendations regarding director compensation and administers our stock option plan. The committee is governed by a charter approved by the board of directors and posted on our website at www.helixbiomedix.com in the Corporate Governance section. In accordance with its charter, the committee may engage outside advisors, such as compensation consultants. To date, outside advisors have not been engaged to make determinations or recommendations concerning executive or director compensation.

The compensation committee of our board of directors currently comprises Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, Barry L. Seidman and Daniel O. Wilds. The board of directors has determined that each member of the compensation committee (a) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) satisfies the requirements of an “outside director” for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended, and (c) is an “independent director” under applicable Nasdaq rules. The compensation committee held four meetings during 2007.

Authority and Responsibility

The principal responsibilities of the compensation committee include the following:

•	Review and approve all compensation for our chief executive officer, including incentive-based and equity-based compensation;

•

Review and approve annual performance objectives and goals relevant to compensation for our chief executive officer and evaluate the performance of our chief executive officer in light of these goals and objectives;

•

Consider, in determining the long-term incentive component of compensation for our chief executive officer, our performance, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our chief executive officer in past years;

•

Review and approve incentive-based or equity-based compensation plans in which our executive officers participate, and review and approve salaries, incentive and equity awards for other executive officers;

•	Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers; and,

•	Review and propose to the board of directors from time to time changes in director and committee member compensation and director retirement policies.

Compensation Goals

The compensation committee directs a company-wide compensation policy designed to attract and retain executives and directors who will enhance shareholder value through effective design and execution of our business plan.

Specifically, the committee has established the following goals:

•	Attract and retain the talent necessary for our business success;

•	Recognize the individual experience of our employees and their contributions to our growth and other goals;

•	Consider compensation levels at comparable companies in order to maintain our competitiveness in relevant labor markets; and,

•

Establish and maintain focus on stockholder value by aligning the interests of our executive officers with the long-term interests of our stockholders through a mix of long- and short-term incentives, which involve downside risk as well as upside potential.

Components of Executive Compensation

The compensation committee believes that the compensation levels of our executive officers should consist of a combination of the following fixed and variable elements:

•	base salaries that are commensurate with those of executives of comparable biotechnology companies;

•

cash bonus opportunities based on achievement of objectives set by (i) the compensation committee, with respect to our chief executive officer, and (ii) our chief executive officer in consultation with the compensation committee, with respect to our other executive officers; and,

•	equity-related incentive compensation, which is intended to align management and stockholder interests.

In general, the committee considers the following factors when determining the compensation of our executive officers:

•	our performance against long-range business plans and strategic initiatives;

•	our financial performance;

•	the individual performance of each executive officer;

•

other relevant factors, such as the overall labor market for qualified executives in the biotechnology industry and the overall economic conditions both in the biotechnology industry and the country as a whole; and,

•	historical cash and equity compensation levels.

Cash Compensation

The 2007 base salaries for Dr. Falla and Messrs. Beatty and Kirske were set by the compensation committee in the manner discussed in the notes to the Summary Compensation Table included in the section titled “Compensation of Executive Officers” above.

The 2007 annual base salaries for each of Robin L. Carmichael, our Vice President of Marketing and Business Development, and Lori H. Bush, our former Chief Operating Officer, were as set forth in their employment letter agreements with us, as described above in the section titled “Executive Employment Agreements and Termination of Employment Arrangements.” We paid Ms. Carmichael $45,927 in base salary and relocation expense reimbursement for the period during which she was employed by us in 2007.

The level of base salary for each executive officer was determined by reference to executive officers’ salaries at similarly situated companies.

The committee elected not to pay bonuses to our executive officers with respect to 2007.

Equity Compensation

The compensation committee administers and authorizes grants and awards to our executive officers made under our 2000 Stock Option Plan. Options are generally granted under the stock option plan at the then-current market price and are generally subject to vesting periods to encourage employees to remain with us.

The stock option plan is intended to provide incentives to executive officers to meet our goals, maximize stockholder value and encourage retention. The committee elected not to grant additional equity compensation to our executive officers in 2007, with the exception of Ms. Carmichael. In connection with her appointment as our Vice President of Marketing and Business Development, we granted Ms. Carmichael options as described above in the section titled “Executive Employment Agreements and Termination of Employment Arrangements.”

Finance Committee

The finance committee is responsible for soliciting, evaluating, negotiating and approving financing arrangements for and on behalf of the company (other than with respect to the issuance of equity securities of the company, in which case the committee shall recommend any such issuance to the board of directors for consideration and approval). The finance committee of our board of directors currently comprises Randall L-W. Caudill, John F. Clifford, Jeffrey A. Miller and Daniel O. Wilds. The finance committee was established in November 2007 and held two meetings during 2007.

Governance Committee

The governance committee is responsible for developing criteria for selection, appointment and removal of directors, evaluating and recommending nominees for our board of directors, developing and adopting codes of conduct and ethics for our employees and directors and providing oversight in the evaluation of board members and each committee. The governance committee of our board of directors currently comprises Randall L-W. Caudill, John C. Fiddes and Jeffrey A. Miller. The board of directors has concluded that each of the members of the governance committee is an “independent director” under applicable Nasdaq rules. The governance committee held two meetings during 2007.

In 2003, the governance committee approved a Code of Ethics for our chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions, and a Code of Business Conduct applicable to all employees and directors. The Code of Ethics and Code of Business Conduct are posted on our website at www.helixbiomedix.com in the Corporate Governance section. Any amendments to or waivers from the Code of Ethics will be promptly posted on our website. The governance committee’s charter is also posted on our website at www.helixbiomedix.com in the Corporate Governance section.

Marketing Committee

The marketing committee is responsible for advising and assisting the company with respect to product marketing. The marketing committee of our board of directors currently comprises John F. Clifford and David M. O’Connor. The marketing committee was established in November 2007 and held one meeting during 2007.

Director Nomination Process

The governance committee’s goal is to assemble a board of directors that brings to us a variety of perspectives and skills derived from high-quality business and professional experience. In making its recommendations, the governance committee will consider such factors as it deems appropriate to assist in developing a board of directors and committees that are diverse in nature and comprise experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in biotechnology, business, finance, administration or public service, the interplay of a candidate’s experience with the experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on our behalf and our stockholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct.

Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the governance committee may also consider such other factors as it may deem are in our best interests and the best interests of our stockholders. The governance committee does, however, believe it appropriate for at least one, and preferably more than one, member of the board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the board of directors meet the definition of “independent director” under Nasdaq rules.

The governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The governance committee will also take into account an incumbent director’s performance as a board member. If any member of the board of directors does not wish to continue in service or if the governance committee or the board of directors decides not to re-nominate a member for reelection, or if the governance committee decides to recommend that the size of the our board of directors be increased, the governance committee will identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the governance committee, other members of the board of directors and management are polled for suggestions as to individuals meeting the criteria of the governance committee. Research may also be performed to identify qualified individuals.

It is the policy of the governance committee to consider recommendations of potential director candidates that are submitted by stockholders. The governance committee will evaluate stockholder recommendations for director candidates in the same manner that it evaluates recommendations for director candidates made by management, then-current directors or other sources. Stockholder recommendations of candidates for the board of directors must be in writing and include a signed statement by the proposed nominee that he or she is willing to serve as our director, a description of the nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the board of directors about the proposed nominee and his or her qualifications. A copy of the full text of the bylaw provisions applicable to director nominations may be obtained by writing to our Corporate Secretary. For additional information and requirements, see “Stockholder Proposals and Nominations” below.

To date, we have not engaged third parties to identify, evaluate or assist in identifying potential director candidates, although we may in the future retain a third-party search firm, if appropriate. We did not receive any recommendations from stockholders of director candidates for the annual meeting.

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of our board of directors by sending a written communication to the attention of our Chief Financial Officer by regular mail at our corporate offices, email to dkirske@helixbiomedix.com or facsimile at 425-806-2999, Attention: Chief Financial Officer. Copies of written communications received by the Chief Financial Officer will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Chief Financial Officer, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

Members of the board of directors are expected to make reasonable efforts to attend our annual stockholder meetings in person. Each member of our board of directors attended our 2007 annual meeting of stockholders.

Director Compensation

In November 2004, we adopted a Non-employee Director Compensation Policy. This policy, as amended in November 2007, provides for the following compensation for our non-employee directors:

•	Annual Cash Retainer: $12,500;

•

Annual Stock Option Grant: Nonqualified stock option for 15,000 shares of common stock, vesting quarterly in four equal installments, with a 10-year term and an exercise price equal to the market closing price of our common stock on the date of grant, subject to the terms of our 2000 Stock Option Plan;

•	Meeting Fees: $1,000 for each meeting attended; $500 for each meeting where participation is telephonic;

•	Committee Fees: $1,000 annually for each committee membership; $2,800 annually to the audit committee chairperson; $2,000 annually to each other committee chairperson;

•	Science Liaison Director: $1,000 annually to the Science Liaison Director, currently John C. Fiddes; and,

•

New Member Incentive Grant: Upon first election or appointment, new non-employee directors will be granted a fully-vested nonqualified stock option to purchase 25,000 shares of common stock with a 10-year term and an exercise price equal to the market closing price of our common stock on the date of grant, subject to the terms of our 2000 Stock Option Plan.

The following table sets forth certain information regarding the compensation of our non-employee directors for the fiscal year ended December 31, 2007. Mr. Beatty’s compensation is reflected in the section titled “Compensation of Executive Officers,” and he does not receive additional compensation for his role as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Weston Anson(1)	6,708	—	2,296	—	—	—	9,004
Randall L-W Caudill , D. Phil.(2)	20,188	—	10,428	—	—	—	30,616
John F. Clifford(3)	7,700	—	15,710	—	—	—	23,410
Richard M. Cohen(4)	20,800	—	9,084	—	—	—	29,884
John C. Fiddes, Ph.D(5)	21,000	—	10,428	—	—	—	31,428
Jeffrey A. Miller, Ph.D(6)	21,625	—	10,428	—	—	—	32,053
David O’Connor(7)	18,688	—	9,084	—	—	—	27,772
Barry L. Seidman(8)	18,000	—	10,428	—	—	—	28,428
Daniel O. Wilds(9)	20,625	—	10,428	—	—	—	31,053

(1)	Mr. Anson resigned from the board of directors effective May 30, 2007, and did not hold any options as of December 31, 2007.

(2)	Dr. Caudill held a total of 60,000 options as of December 31, 2007, of which 56,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(3)	Mr. Clifford held a total of 25,000 options as of December 31, 2007, all of which were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(4)	Mr. Cohen held a total of 40,000 options as of December 31, 2007, of which 36,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(5)	Dr. Fiddes held a total of 56,250 options as of December 31, 2007, of which 52,500 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(6)	Dr. Miller held a total of 60,000 options as of December 31, 2007, of which 56,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(7)	Mr. O'Connor held a total of 40,000 options as of December 31, 2007, of which 36,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(8)	Mr. Seidman held a total of 55,000 options as of December 31, 2007, of which 51,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(9)	Mr. Wilds held a total of 60,000 options as of December 31, 2007, of which 56,250 were then exercisable. On February 7, 2008, he was granted an option to purchase up to 15,000 shares of common stock at $0.80 per share which will vest quarterly in four equal installments, with the first installment vesting on May 7, 2008.

(10)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, of awards pursuant to the Helix BioMedix, Inc. 2000 Stock Option Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 1 (Description of the Business and Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended December 31, 2007, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2008.

PROPOSAL NO. 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

A proposal will be presented at the annual meeting to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Although ratification is not required by law, the audit committee believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the audit committee, the failure of the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm by a majority of votes cast, in person or by proxy, would be considered by the audit committee in determining whether to continue the engagement of KPMG LLP. Our audit committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007, and the appointment was ratified by a majority of the votes cast at the 2007 annual meeting of stockholders. KPMG LLP audited our 2007 financial statements and reviewed our 2007 quarterly reports. Our audit committee has reappointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Representatives of KPMG are expected to attend our annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

Audit Fees

Audit fees associated with professional services rendered for the audit of our financial statements, review of the interim financial statements included in our quarterly reports and review of other SEC filings were approximately $190,000 in 2007 and $148,900 in 2006.

Audit-Related Fees

Audit-related fees for related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” were $0 in 2007 and 2006.

Tax Fees

Tax fees for professional services for tax compliance, tax advice and tax planning services were approximately $5,000 in 2007 and $3,800 in 2006. The fees paid in 2007 and 2006 related to tax services rendered in connection with the preparation and review of our federal tax returns for the years ended December 31, 2006 and 2005, respectively.

All Other Fees

There were no other fees billed for services rendered to us by KPMG LLP, other than those described above, for 2007 or 2006.

Pre-Approval Policy

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the independent registered public accounting firm’s independence. At each regular meeting of the audit committee, the audit committee receives an update on the status of the pre-approved audit and non-audit services being provided by the independent registered public accounting firm. All of the services of KPMG LLP described above with respect to the 2007 and 2006 fiscal years were pre-approved by the audit committee.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2007, the audit committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KMPG LLP, the company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosure and letter from KPMG LLP the matters required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence.

Based upon these reviews and discussions, the audit committee approved the inclusion of the company’s audited financial statements in its the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Randall L-W. Caudill

Richard M. Cohen

Daniel O. Wilds

Recommendation of the Board of Directors

Our board of directors recommends that the stockholders vote FOR ratification of the appointment of KPMG LLP as our independent public accountant for the fiscal year ending December 31, 2008.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The election of directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of our bylaws, and received by us not fewer than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Any such stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) the name, principal occupation and record address of the stockholder; (B) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of our shares which are beneficially owned by the stockholder; (C) the dates upon which the stockholder acquired such shares and documentary support for any claims of beneficial ownership; and, (D) the nature of the proposed business desired to be brought before the meeting, the reasons for conducting such business with reasonable particularity, including, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements and applicable SEC proxy rules. The chairperson of the meeting of stockholders shall determine whether business has been properly brought before the meeting in accordance with these requirements and, if the facts so warrant, may refuse to transact any business at such meeting that has not been properly brought before the meeting. A copy of the full text of the applicable bylaw provisions may be obtained by writing to our Corporate Secretary.

To be included in our proxy materials mailed to our stockholders, any stockholder proposals to be presented at the 2009 annual meeting of stockholders must be received by our executive offices at 22118 20th Ave. S.E., Suite 204, Bothell, WA 98021, to the attention of the Chief Executive Officer, between November 11, 2008 and December 11, 2008.

OTHER MATTERS

As of the date of this proxy statement, we do not know of other business that will be presented for action at the annual meeting. If any other business requiring a vote of the stockholders should come before the annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our Annual Report to Stockholders for the year ended December 31, 2007 (which is not a part of our proxy soliciting materials) is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K, without exhibits, is included with the Annual Report to Stockholders and is also available to any stockholder free of charge upon request by writing to Investor Relations at our corporate address.

By Order of the Board of Directors,

R. Stephen Beatty President and Chief Executive Officer

Bothell, Washington

April 10, 2008

http://www.helixbiomedix.com

i DETACH PROXY CARD HERE i

☒	Please mark your votes as indicated in this example:

1.	ELECTION OF CLASS II DIRECTORS

The following four Class II directors are to be elected at the Annual Meeting to serve until the 2011 Annual Meeting of Stockholders or until such directors’ successors are elected and qualified. If you wish to withhold authority to vote for any individual nominee, cross out that nominee’s name below:

	☐	FOR all of the nominees listed (except those names that are crossed out)	☐	WITHHOLD AUTHORITY to vote for all of the nominees listed
01 John C. Fiddes
02 Jeffrey A. Miller
03 David M. O’Connor
04 Daniel O. Wilds

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS, “FOR” RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

Dated: , 2008

(Signature)

(Signature if held jointly)
(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Please Detach Here

i You Must Detach This Portion of the Proxy Card i

Before Returning it in the Enclosed Envelope

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HELIX BIOMEDIX, INC.

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

May 15, 2008

The undersigned stockholder of Helix BioMedix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2008 Annual Meeting of Stockholders of the Company to be held on May 15, 2008 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, and hereby revokes all previous proxies and appoints R. Stephen Beatty or David H. Kirske, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(Continued and to be signed on other side.)